Exhibit 10.3

                       EMPLOYMENT AGREEMENT


     This Employment Agreement (the "Agreement") is effective as of February 28, 2005, is by and between RS Entertainment, Inc., a Utah Corporation, with its principal place of business at 3449 E. Creek Road, Salt Lake City, UT 84121, hereinafter referred to as (the "RS Entertainment, Inc." or the "Corporation"), and Ronald C. Rodgers, hereinafter referred to as (the "Employee").

                            ARTICLE 1.

                        TERM OF EMPLOYMENT
                        ------------------

     1.1   Term.   RS Entertainment, Inc. hereby employs the Employee and the
Employee hereby accepts employment with RS Entertainment, Inc. from March 1, 2005 until February 28, 2007.

     1.2 Renewal. This Agreement shall continue for successive one (1) year terms, unless either party gives notice of termination in writing to the other party at least ninety (90) days prior to the expiration date.


                            ARTICLE 2.

                        DUTIES OF EMPLOYEE
                        ------------------

     2.1 General Duties. The Employee agrees to serve as Executive Vice President and C.O.O. of RS Entertainment, Inc. Corporation (RS Entertainment, Inc.) and to perform diligently and to the best of his abilities the duties and services pertaining to such office as set forth in the Bylaws of RS Entertainment, Inc. that are currently in effect or as amended from time to time, as well as such additional duties and services appropriate to such office as the Board of Directors of RS Entertainment, Inc. ("Board of Directors") may reasonably assign to Employee from time to time. Any action undertaken on behalf of RS Entertainment, Inc. shall be done prudently and in good faith in furtherance of the RS Entertainment, Inc.'s business and the business of RS Entertainment, Inc.

     2.2 Change in Duties. The duties of the Employee may be changed from time to time by the mutual consent of RS Entertainment, Inc. and the Employee without resulting in a rescission of this Agreement. Notwithstanding any such change, the employment of the Employee shall be construed as continuing under this Agreement as modified.

     2.3 Devotion of Time to RS Entertainment, Inc.'s Business. The Employee shall use his best efforts and shall devote his time and effort as required to competently perform his duties.


                            ARTICLE 3.

                    COMPENSATION AND BENEFITS
                    -------------------------

    3.1 Compensation. During the term of this Agreement, the Corporation shall provide compensation to Employee in the following forms:

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     Signing Bonus. Employee shall receive 1,000,000 shares of GKIG common stock registered under form S-8 as an incentive for entering into this agreement.

     Base Salary. Employee shall receive an annual base salary of one hundred fifty thousand dollars ($150,000) for 2005, which amount shall be subject to annual review by the RS Entertainment, Inc. Board of Directors, thereafter.

     Employee Benefit Plans. Employee shall be entitled to participate in all employee benefit plans to be established by RS Entertainment, Inc.'s Board of Directors on the same terms and conditions as all other employees similarly situated, including reimbursement of reasonable expenses as approved by RS Entertainment, Inc.'s Board of Directors.


     3.2 Benefits. During the term of this Agreement, Employee shall be afforded the following benefits as incidences of his employment:

          (a) Health and Other. Employee and, to the extent applicable, Employee's family, dependents and beneficiaries, shall be allowed to participate in all benefits, plans and programs, including improvements or modifications of the same, which are now, or may hereafter be, available to employees of RS Entertainment, Inc. generally. Such benefits, plans and programs may include, without limitation, a profit sharing plan, a thrift plan, a health insurance or health care plan, life insurance, disability insurance or a pension plan. RS Entertainment, Inc. shall not, however, by reason of this paragraph be obligated to institute, maintain, or refrain from changing, amending or discontinuing, any such benefit plan or program, so long as such changes are similarly applicable to employees of RS Entertainment, Inc. generally.

          (b) Business and Entertainment Expenses. Subject to RS Entertainment, Inc.'s standard policies and procedures with respect to expense reimbursement as applied to its executive employees generally, RS Entertainment, Inc. will reimburse Employee for, or pay on behalf of Employee, reasonable and appropriate expenses incurred by Employee for business related purposes, including dues and fees to approved industry and professional organizations, and reasonable costs of entertainment incurred in connection with business development. With regard to such expenses, the Employee shall:

               (i) Keep an account book in which the Employee shall record at or near the time that each expenditure is made:

                    (1)  amount of the expenditure;

                    (2) the time, place and designation of the type of the entertainment and travel, or other expense, or the date and description of the gift (gifts made to one individual are not to exceed a total of twenty-five dollars ($25.00) in any taxable year;

                    (3) the business reason for the expenditure and the nature of the business benefit derived or expected to be derived as a result of the expenditure; and

                    (4) the names, occupations, addresses, and other information concerning each person who was entertained or given a gift sufficient to establish a business relationship with RS Entertainment, Inc.;

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               (ii)  Obtain documentary evidence (such as a receipt for paid bill), which states sufficient information to establish the amount, date, place and the essential character of the expenditure, for each expenditure:

                     (1) Twenty-five dollars ($25.00) or more (except for transportation charges if not readily available); and

                     (2) or lodging while traveling away from home. The foregoing account book and documentary evidence shall be delivered to RS Entertainment, Inc. whenever requested by RS Entertainment, Inc. and shall thereafter be retained by the Employee.

     3.3 Payroll and Deduction for Taxes. Employee shall receive all compensation pursuant to this Agreement in accordance with RS Entertainment, Inc.'s customary payroll practices with respect to time and manner of payment. RS Entertainment, Inc. shall have the right to deduct from the compensation due to the Employee hereunder any and all sums required for social security and withholding taxes and for any other federal, state or local tax or charges which may not be in effect or hereafter enacted or required as a charge on the compensation of the Employee.

                            ARTICLE 4.

                  PROPERTY RIGHTS OF THE PARTIES
                  ------------------------------

     4.1 Inventions, Copyrights, Patents and Trademarks. The Employee agrees that he will promptly from time to time fully inform and disclose to RS Entertainment, Inc. all inventions, designs, improvements, and discoveries which he now has or may hereafter have during the term of this Agreement which pertain or relate to the business of RS Entertainment, Inc. or to any experimental work carried on by RS Entertainment, Inc., whether conceived by the Employee alone or with others and whether or not conceived during regular working hours. All such inventions, designs, improvements and discoveries shall be the exclusive property of RS Entertainment, Inc.. The Employee shall assist RS Entertainment, Inc. to obtain patents on all such inventions, designs, improvements, and discoveries deemed patentable by things necessary to obtain patent letters, vest RS Entertainment, Inc. with full and exclusive title thereto, and protect the same against infringement by others.

     4.2 Trade Secrets. The Employee during the term of employment under this Agreement will have access to and become acquainted with various trade secrets, consisting of devices, secret inventions, customer lists, customer requirements and compilations of information, records and specifications, which are owned by RS Entertainment, Inc. and which are regularly used in the operation of the business of RS Entertainment, Inc.. The Employee shall not disclose any of the aforesaid trade secrets, directly or indirectly or use them in any way, either during the term of this Agreement or at any time hereafter, except as required in the course of his employment. All files records, documents, drawings, specifications, equipment, and similar items relating to the business of RS Entertainment, Inc., whether prepared by the Employee or otherwise coming into his possession, shall remain the exclusive property of RS Entertainment, Inc. and shall not be removed from the premises of RS Entertainment, Inc. under any circumstances whatsoever without the prior written consent of RS Entertainment, Inc..

     4.3 Non Solicitation of Customers After Termination of Employment. The Employee shall not, for a period of one year, following the termination of this Agreement, for whatever reason, either directly or indirectly:

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          (a)  Make known to any person, firm or corporation the names or addresses of any of the customers of RS Entertainment, Inc. or any other information pertaining to them; or

          (b) Call on, solicit, or take away, or attempt to call on, solicit, or take away any of the customers of RS Entertainment, Inc. on whom the Employee called or with whom he became acquainted during his employment with RS Entertainment, Inc. either for himself or for any other person, firm, or corporation.

     4.4 Ownership of RS Entertainment, Inc. and Customer Records. All Records of RS Entertainment, Inc. and the accounts of customers and any other records and books relating in any manner whatsoever to the customers of RS Entertainment, Inc., whether prepared by the Employee or otherwise coming into his possession, shall be the exclusive property of RS Entertainment, Inc. regardless of who actually purchased the original book or record. All such books and records shall be immediately returned to RS Entertainment, Inc. by the Employee on any termination of his employment. If the Employee purchases any such original book or record, he shall immediately notify RS Entertainment, Inc., who then shall immediately reimburse him.

     4.5 Return of RS Entertainment, Inc.'s Property. On termination of employment or whenever requested by RS Entertainment, Inc., the Employee shall immediately deliver to RS Entertainment, Inc. all property in his possession or under his control belonging to RS Entertainment, Inc. including, but not limited to the equipment, supplies, records, and other personal property under Employee's control, which is RS Entertainment, Inc.'s, in good condition, with ordinary wear and tear and damage by any cause beyond the reasonable control of the Employee excepted.

                            ARTICLE 5.

                         NON-COMPETITION
                         ----------------

     5.1 Non-Competition Agreement. In connection with this Employment Agreement, Employee agrees that he shall not, either directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, shareholder, corporate officer, director, or in any other individual or representative capacity, engage or participate in any business that is similar to and/or in competition in any manner whatsoever with the business of RS Entertainment, Inc. within the area, herein called "designated area" consisting of the State of Utah, for so long as Employee is employed by, or associated in any manner with RS Entertainment, Inc.. for a period of one (1) year after the termination of Employee's employment with the RS Entertainment, Inc., the employee shall not solicit personnel who have been employed with RS Entertainment, Inc. in the past one year prior to the termination.

     5.2 Employee agrees not to solicit the customers of RS Entertainment, Inc. for his personal account or the account of any other person or entity other than RS Entertainment, Inc. at any time. The parties hereto agree that notwithstanding any provisions of the Utah Codes that this covenant not to compete is enforceable and necessary to protect RS Entertainment, Inc.'s trade secrets including, but not limited to, patent and trademark designs, suppliers and customer lists of RS Entertainment, Inc.

                            ARTICLE 6.

                    TERMINATION OF EMPLOYMENT
                    -------------------------

     6.1  Termination. Subject to the notice and other provisions of this
Section 6.1, RS Entertainment, Inc. shall have the right to terminate the Executive's employment with RS Entertainment, Inc., and the Executive shall have the right to resign from such employment, at any time and for no stated reason.

          (a) Disability. RS Entertainment, Inc. shall have the right to terminate the employment of the Executive under this Agreement for disability in the event Executive suffers an injury, illness or incapacity lasting for a period of more than six (6) months provided that after such six (6) month period RS Entertainment, Inc. shall have given at least ten (10) days written notice of termination; provided further, however, that if the Executive is eligible to receive disability payments pursuant to a disability policy paid for by RS Entertainment, Inc., the Executive shall assign such benefits to RS Entertainment, Inc. for all periods as to which he is receiving full payment under this agreement.

          (b) Death. This Agreement shall terminate upon the death of Executive.

          (c)  With Cause.   RS Entertainment, Inc. may terminate this
Agreement effective upon delivery of written notice to Executive given at any time (without any necessity for prior notice) if any of the following shall occur:

               (1) Any material breach of Executive's obligations under this Agreement not cured after ten (10) days notice from RS Entertainment, Inc.'s Board of Directors:

               (2) Executive's gross negligence in the performance of his duties hereunder;

               (3) Executive has committed any of the following: (i) a felony criminal conviction; (ii) any other criminal conviction involving Executive's lack of honesty or moral turpitude; (iii) drug or alcohol abuse; or (iv) acts of dishonesty, gross carelessness or gross misconduct.

     In the event executive's employment with RS Entertainment, Inc. is terminated pursuant to items 6.1(a), (b), or (c), Executive or his beneficiary shall be entitled to receive all base compensation earned by Executive up to the date of termination and all un-reimbursed expenses. For a termination by RS Entertainment, Inc. without good cause, Executive shall be entitled to receive the base salary rate for the remaining Employment Term and all un-reimbursed expenses.

     6.2 Effect of RS Entertainment, Inc.'s Merger, Transfer of Assets or Dissolution. This Agreement shall not be terminated by any merger or consolidation where RS Entertainment, Inc. is not the consolidated or surviving corporation but shall be terminated in the event of voluntary or involuntary dissolution of RS Entertainment, Inc.. In the event of a merger, consolidation or sale RS Entertainment, Inc. shall take all actions necessary to insure that such corporation or transferee is bound by the provisions of this Agreement.


                            ARTICLE 7.

                        GENERAL PROVISIONS
                        ------------------

     7.1 Damages for Breach of Contract. In the event of a breach of this Agreement by either RS Entertainment, Inc. or Employee resulting in damages to the other party, the damaged party may recover from the breaching party, any and all damages that may be sustained.

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     7.2  Governing Law, Jurisdiction and Venue.  This Agreement is entered into under, and shall be governed for all purposes by, the laws of the State of Utah. Any suit by RS Entertainment, Inc. to enforce any right hereunder or to obtain a declaration of any right or obligation hereunder may, at the sole option of RS Entertainment, Inc., be brought (i) in any court of competent jurisdiction in the State of Utah or (ii) in any court of competent jurisdiction where jurisdiction may be had over Employee. Employee hereby expressly consents to the jurisdiction of the foregoing courts for such purposes and to the appointment of the Secretary of State for the State of Utah as his agent for service of process.

     7.3 Notices. Any notices to be given hereunder by either party to the other may be effected by personal delivery in writing by either registered or certified mail, postage prepaid with return receipt requested. Mailed notices shall be addressed to the parties at their last known address. Notices delivered personally shall be deemed communicated as of five (5) days after mailing.

     7.4 No Waiver. No failure by either party hereto at any time to give notice of any breach by the other party of, or to require compliance with, any condition or provision of this Agreement shall (i) be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time or (ii) preclude insistence upon strict compliance in the future.

     7.5 Partial Invalidity and Severability. If a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, then the invalidity or unenforceability of that provision shall not affect the validity or enforceability of any other provision of this Agreement, and all other provisions shall remain in full force and effect.

     7.6 Assignment. This Agreement, and the rights and obligations of the parties hereunder, are personal and neither this Agreement, nor any right, benefit or obligation of either party hereto, shall be subject to voluntary or involuntary assignment, alienation or transfer, whether by operation of law or otherwise, without the prior written consent of the other party except that vested rights to payment shall be subject to devise, and shall descend in accordance with applicable laws of inheritance.

     7.7 Attorney's Fees and Costs. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs, and necessary disbursements in addition to any other relief to which he may be entitled.

     7.8 Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the rules of the American Arbitration Association, and judgment on the award rendered may be entered in any court having jurisdiction thereof.

     7.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.

     7.10 Entire Agreement. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the employment of the Employee by RS Entertainment, Inc. and contains all of the covenants and agreements between the parties with respect to such employment in any manner whatsoever. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid and binding. Any modification of this Agreement will be effective only if it is in writing signed by the party to be charged.


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                  *** SIGNATURE PAGE FOLLOWS***

      IN WITNESS WHEREOF, this Agreement is executed on the day and year first above written.


RS Entertainment, Inc.


/s/ Gary F. Kimmons
__________________________________
Gary F. Kimmons, Vice President


EMPLOYEE

/s/ Ronald C. Rodgers
___________________________________
Ronald C. Rodgers



GK INTELLIGENT SYSTEMS, INC.


/s/ Gary F. Kimmons
_______________________________
By: Gary F. Kimmons
Its: President and CEO